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                                                                       Exhibit 5
                                 Clifford Chance
                          Limited Liability Partnership
                              200 Aldersgate Street
                             London EC1A 4JJ England

                                               24 May, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
U.S.A.

       Re:  Enodis plc Registration Statement on Form S-8
            ---------------------------------------------

Dear Sirs:

We have acted as English legal advisers to Enodis plc, a company incorporated in England and Wales with registered number 00109849 (the "Company") in connection with the Company's filing with the United States Securities and Exchange Commission (the "SEC"), under the United States Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") registering the offer and sale of a total of up to 15,200,000 ordinary shares of the Company, nominal value 50 pence each (the "Shares"), which Shares may be issued or transferred in accordance with the terms of certain options or other share rights that have been or may be granted pursuant to the Company's Employee Stock Purchase Plan, the Enodis 2001 Executive Share Option Scheme, the Enodis Share Matching Scheme and the Company's 1995 Executive Share Option Scheme (together, the "Plans"). The Shares will be represented by American depositary shares ("ADSs"), each of which will represent the right to receive four (4) Shares.

1.       INTRODUCTION

1.1      Shares

The opinions given in this opinion letter relate only to the Shares referred to in, and to be registered with the SEC by, the Registration Statement and do not relate to any other shares.

The opinions given in this opinion letter do not relate to (a) the ADSs, the Plans, the Registration Statement or any documents referred to in, or incorporated by reference into, the Plans or the Registration Statement, or (b) any documents entered into, or to be entered into, in connection with (i) the ADSs, the Plans or the Registration Statement, or (ii) the creation, registration or issuance of the Shares or the listing of the ADSs. Accordingly, we express no opinion on any such documents nor on their effect upon the Shares.

1.2      Interpretation

         1.2.1 Terms defined in or given a particular construction in the Registration Statement shall have the same meaning when used in this opinion letter, unless the context otherwise requires or a contrary indication appears.

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         1.2.2    Headings in this opinion letter are for ease of reference
                  only and shall not affect its interpretation.

1.3      Legal Review

For the purpose of issuing this opinion letter, we have reviewed only those documents and conducted only those searches and enquiries referred to in
Schedule 1 (Searches, Documents and Enquiries) and have relied (without further investigation) solely upon such searches, documents and enquiries (and the statements as to factual matters contained therein) in giving the opinions given in this opinion letter.

1.4      Assumptions and Reservations

The opinions given in this opinion letter are given on the basis of the assumptions (made without investigation) set out in Schedule 2 (Assumptions) and are subject to the reservations set out in Schedule 3 (Reservations) to this opinion letter.

1.5      Scope of Opinions

         1.5.1 The opinions given in this opinion letter are given solely in connection with the Shares and are strictly limited to the matters expressly stated in paragraph 2 below. The opinions given in this opinion letter may not be relied on for any other purpose and may not be extended or read as extending by implication or inference to the ADSs, the Plans, the Registration Statement or any other matters whatsoever.

         1.5.2 We express no opinion as to any liability to tax, or as to any tax, financial or accounting matters.

         1.5.3 The opinions given in this opinion letter are only given as of the date hereof. We do not undertake to advise you of any matter within the scope of this opinion letter that comes to our attention after the date of this opinion letter and we disclaim any responsibility to advise you of any future changes in law or fact that may affect the opinions given in this opinion letter.

1.6      Applicable Law

This opinion letter and the opinions given in it are governed by and relate only to English law as applied by the English courts at the date of this opinion letter. For the purpose of this opinion letter, we have made no investigation of the laws of any jurisdiction other than England and Wales and, accordingly, in this opinion letter we express no opinion on the laws of any other jurisdiction.

2.       OPINIONS

We are of the opinion that:

         (i) the Shares, if issued or transferred in accordance with the terms of the Plans, would be validly issued or transferred (as the case may be) fully paid or credited as fully paid; and

         (ii) under the laws of England and Wales, the registered holders of the Shares would not be personally liable to meet further calls or contributions by virtue only of their being such holders. "Calls or contributions" for this purpose means any calls or obligations to contribute to the liabilities of the Company.

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3.       RELIANCE AND DISCLOSURE

3.1 This opinion letter is addressed to, and is for the sole benefit of, the SEC. It may not be relied on by, and must not be transmitted to, any other person nor are its contents to be quoted or referred to in any document or filed with any applicable authority, governmental agency or body or any other person whatsoever without our prior written consent.

3.2 Without limitation or prejudice to paragraph 3.1 above, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Yours faithfully,

/s/ Clifford Chance Limited Liability Partnership

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                                   SCHEDULE 1

                        SEARCHES, DOCUMENTS AND ENQUIRIES

1.       SEARCHES

For the purposes of issuing this opinion letter we have only (i) conducted a microfiche search obtained from Companies House on 9 April 2001 and an updated search on 9 May 2001, (the "Microfiche"); and (ii) made oral enquiries by telephone at the Central Index of Winding Up Petitions on 9 May 2001 at 11:11 a.m. (London time) (together, the "Searches"), in each case, solely in respect of the Company.

2.       DOCUMENTS

We have reviewed only the following documents for the purposes of this opinion letter:

2.1 A Microfiche copy of the Certificate of Incorporation of the Company dated 26 May 1910, a Microfiche copy of the Certificate of Incorporation on Re-registration as a Public Company of the Company dated 25 February 1982 and Microfiche copies of the Certificates of Incorporation on Change of Name of the Company dated 21 December 1912, 13 February 1989, 1 March 1995 and 26 June 2000.

2.2 A Microfiche copy of the Memorandum of Association of the Company as amended by special resolutions dated 17 February 1972, 7 February 1989 and 17 January 1995 and by a resolution of the directors dated 8 February 1982.

2.3 A Microfiche copy of the Articles of Association of the Company adopted by a special resolution of the Company dated 25 January 1999.

2.4 A certified copy of the minutes of a meeting of the board of directors of the Company held on 15 May 2001.

2.5 The Notice of Annual General Meeting of the Company in respect of the Annual General Meeting held on 17 January 2001 (the "Notice").

2.6 An executed original Company Secretary's certificate addressed to Clifford Chance Limited Liability Partnership and Shack Siegel Katz Flaherty & Goodman P.C. dated 17 May 2001.

2.7      Copies of the rules of the Plans.

2.8      A draft Registration Statement of the Company on Form S-8 dated 8 May
         2001.

3.       ENQUIRIES

To the extent that we have not independently established or verified any facts material to this opinion, we have relied upon statements and representations of officers, directors and other representatives of the Company and others.

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                                   SCHEDULE 2

                                   ASSUMPTIONS

The opinions given in this opinion letter are given on the basis of the following assumptions:

1.       ORIGINAL AND GENUINE DOCUMENTATION

1.1 All signatures, stamps and seals and all original documents identified in Schedule 1 (Searches, Documents and Enquiries), including, without limitation, all original documents copies of which appear on the Microfiche search (and the results thereof) identified in Schedule 1 (Searches, Documents and Enquiries), are genuine.

1.2 The due capacity, power and authority of the Company and all other relevant parties to execute and deliver and perform its/their obligations under each document to which it is/they are a party which appears on the Microfiche search (and the results thereof) or is otherwise identified in Schedule 1 (Searches, Documents and Enquiries).

1.3 All documents appearing on the Microfiche search (and the results thereof) or otherwise identified in Schedule 1 (Searches, Documents and Enquiries) are complete and conform to the originals, which are themselves genuine and all such documents correctly state all facts contained therein.

1.4 All documents appearing on the Microfiche search (and the results thereof) or otherwise identified in Schedule 1 (Searches, Documents and Enquiries) were entered into in good faith and bona fide in the best interests of the Company and any other relevant company.

1.5 No changes have been or will be made to any documents appearing on the Microfiche search (and the results thereof) including, without limitation, the Memorandum and Articles of Association of the Company referred to in paragraphs 2.2 and 2.3 of Schedule 1 (Searches, Documents and Enquiries) and no changes have been or will be made to any other documents referred to in Schedule 1 (Searches, Documents and Enquiries).

1.6 There has been no alteration in the status or condition of the Company as disclosed by the documents, searches and enquiries referred to in
         Schedule 1 (Searches, Documents and Enquiries).

1.7 Other than any that might be revealed by the Searches (and the results thereof) referred to in Schedule 1 (Searches, Documents and Enquiries), and following the date of the Searches, no interim or final administration order or winding up order has been made or resolution passed for the winding up of the Company and no receiver, administrative receiver, administrator or liquidator has been appointed (or petition made for the administration or winding up) of the Company.

1.8 Any document identified in Schedule 1 (Searches, Documents and Enquiries) as a draft will be executed by all parties to it in the form examined by us.

1.9 All certificates referred to in Schedule 1 (Searches, Documents and Enquiries) and all matters certified or otherwise stated therein are true, complete, accurate and not misleading.

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1.10     All of the Statements (as defined in the Company Secretary's certificate referred to in paragraph 2.6 of Schedule 1 (Searches, Documents and Enquiries)) are true, complete, accurate and not misleading.

1.11 The results of all searches, and all documents and enquiries referred to in Schedule 1 (Searches, Documents and Enquiries) are and will remain true, complete, accurate and not misleading.

2.       CORPORATE AUTHORITY OF THE COMPANY

2.1 The directors of the Company have acted in good faith and in the best interests of the Company in approving the Plans, the Registration Statement, the submission to the SEC of the Registration Statement and the application for listing of ADSs representing the Shares on the New York Stock Exchange (the "NYSE") and any other documents connected therewith.

2.2 Each director has disclosed any interest which he may have in the Plans, the Registration Statement, the Shares and/or the application for listing of ADSs representing the Shares on the NYSE, in accordance with the provisions of the Companies Act 1985 (as amended) and the Articles of Association of the Company and none of the directors of the Company has any interest in the Plans, the Registration Statement, the Shares and/or the application for listing of ADSs representing the Shares on the NYSE, except to the extent permitted by the Articles of Association and the Companies Act 1985 (as amended).

2.3 The Company has, and will at all times have, sufficient authorised and unissued share capital to comply with all of its obligations (actual and contingent, present and future) arising from time to time under the Plans and otherwise.

2.4 The Company will not infringe any pre-emption rights of its existing shareholders by entering into and performing its obligations under the Plans or otherwise.

2.5 The Company has complied and will at all times comply with provisions of its Articles of Association, the Companies Act 1985 (as amended) and all other applicable laws and regulations.

3.       PLANS

3.1 Each of the Plans is valid, binding, enforceable and effective under the laws by which it is governed.

3.2 The Company and all other parties to or connected with the Plans are (and will remain) duly authorised to, and will, duly and validly perform and comply in full with their obligations under or in connection with the Plans in accordance with the terms thereof and all applicable laws.

4.       THE SHARES

4.1 The Shares will be issued or transferred and paid for in accordance with the terms of the Plans, the Memorandum and Articles of Association of the Company in force at the relevant time, the relevant provisions of the Companies Act 1985 (as amended), and all other applicable laws and regulations.

4.2 All issuers, allottees, transferors and transferees of the Shares (a) are and at all relevant times will be duly authorised to act in such capacity in connection with the issue, allotment and/or transfer of the Shares and (b) have so acted and will at all relevant times so act in accordance with the

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         terms of the Plans, the Memorandum and Articles of Association of the
         Company in force at the relevant time, the relevant provisions of the Companies Act 1985 (as amended), and all other applicable laws and regulations.

4.3 At the time of the allotment of the Shares, the value of the consideration for the allotment of the Shares will be not less than the nominal value of the Shares.

4.4 The allottees of the Shares will be entered in the Register of Members of the Company as the holders of the Shares in accordance with the Companies Act 1985 (as amended), and the Articles of Association of the Company and all other applicable laws and regulations.

5.       SEC

         The Company has, and at all times will, duly and validly perform and comply in full with its obligations under the Securities Act, the United States Securities Exchange Act of 1934 (as amended) (together with the Securities Act, the "Acts") and the rules of the SEC and make all necessary filings with the SEC in respect of the registration of the Shares with the SEC in accordance with the terms of such Acts and rules and all other applicable laws, regulations and procedures from time to time.

6.       NEW YORK STOCK EXCHANGE

         The Company has, and at all times will, duly and validly perform and comply in full with its obligations under the rules of the NYSE and make all necessary filings with the NYSE in respect of the application for listing of ADSs representing the Shares on the NYSE in accordance with the terms of the rules of the NYSE and all other applicable laws, regulations and procedures from time to time.

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                                   SCHEDULE 3

                                  RESERVATIONS

The opinions given in this opinion letter are subject to the following reservations:

1.       SEARCHES

1.1 It is our experience that the Searches referred to in Schedule 1 (Searches, Documents and Enquiries) may be unreliable. The Searches are not conclusively capable of disclosing whether insolvency proceedings have been commenced, whether an interim or final administration order or winding up order has been made or resolution passed for the winding up of a company or whether a receiver, administrative receiver, administrator or liquidator has been appointed (or petition made for the administration or winding up) of a company. In particular, notice of these matters may not yet have been filed with the Registrar of Companies (or, if filed, may not yet be publicly available) and notice of a petition for winding up is not required to be filed with the Registrar of Companies. In addition, details of a petition for winding up may not be entered on the Central Index of Winding-Up Petitions immediately (or, in the case of a petition presented to a County Court, may not have been notified for entry on the Central Index of Winding-Up Petitions at all) and any response to an enquiry would only relate to the last six months before the enquiry. No opinion is expressed as to any matters as would be revealed by any enquiries of the Central Index of Winding-Up and Petitions dated later than 11:11 a.m. on 9 May 2001.

1.2 The system of registration at the Companies Registry is that for certain matters requiring registration, a period of time is allowed for particulars of such matters to be delivered to Companies House in London or Cardiff and a further period may elapse between such delivery and particulars of the matter in question appearing on the relevant microfiche. Accordingly, our examination of the Microfiche will not reveal any matter particulars of which have not been delivered for registration or which have been so delivered but which do not appear on the Microfiche. No opinion is expressed as to any matters as would appear on a microfiche dated later than 9 May 2001.

2.       LEGALITY AND VALIDITY

The opinions set out in this opinion letter are subject to the obligations expressed to be assumed by the Company under the Plans constituting legal, valid, binding and enforceable obligations of the Company.

3.       LIMITATIONS ARISING FROM INSOLVENCY LAW

The opinions set out in this opinion letter are subject to any limitations arising from administration, insolvency, liquidation, reorganisation and similar laws and general equitable principles affecting the rights of creditors generally.